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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 25, 2002 (except with respect to the matter discussed in Note 20 to those financial statements, as to which the date is March 11, 2002) included in the Form 10-K of Dynegy Inc. for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.



                                        ARTHUR ANDERSEN LLP

Houston, Texas
March 22, 2002